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                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


EXHIBIT 99.02: LAST SENTENCE UNDER THE CAPTION "LEGAL PROCEEDINGS" APPEARING ON PAGE 18 OF THE QUARTERLY REPORT ON FORM 10-Q OF THE COMPANY FOR THE FISCAL QUARTER ENDED JUNE 30, 1999 (FILE NO. 33-33691).

In May 1999, the George Supreme Court granted defendants' petition to hear the appeal from the decision of the Court of Appeals.





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